POWER OF ATTORNEY

This Power of Attorney is made as a Deed by Liberty Global Ventures Limited (f/k/a Liberty Global Incorporated Limited) of Griffin House, 161 Hammersmith Road, London, United Kingdom, W6 8BS (the “Principal”).

Know all by these presents that the Principal hereby constitutes and appoints each of Jennifer A. Hodges and Kelly A. Johnson, signing singly, and with full power of substitution, the Principal’s true and lawful attorney-in-fact to:

1.       Execute for and on behalf of the Principal Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules thereunder and Schedule 13D in accordance with the Exchange Act and the rules thereunder (collectively, the “Filings”); and

2.       Do and perform any and all acts for and on behalf of the Principal which may be necessary or desirable to complete and execute any such Filings, complete and execute any amendment or amendments thereto, and timely submit such Filings with the United States Securities and Exchange Commission and any stock exchange or similar authority.

The Principal hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the Principal might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The Principal acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the Principal, are not assuming, nor is Liberty Global plc (“Liberty Global”) assuming, any of the Principal’s responsibilities to comply with the Exchange Act, and the Principal agrees to indemnify and hold harmless each of the attorneys-in-fact from any liability or expense based on or arising from any action taken or not taken pursuant to this Power of Attorney.

The attorneys-in fact have the right to request that the Principal provide as soon as possible written confirmation of the transaction and the signing and filing of any of the Filings, as applicable, on behalf of the Principal.

This Power of Attorney shall remain in full force and effect until December 31, 2020, unless earlier revoked by the Principal in a signed writing delivered to the foregoing attorneys-in-fact.

All acts done and documents executed by either attorney-in-fact in good faith in purported exercise of any power conferred by this Power of Attorney shall for all purposes be valid and binding on the Principal and its successors and the Principal undertakes and agrees to ratify all such acts done and documents executed and signed.

The Principal declares that a person who deals with either attorney-in-fact in good faith may accept a written statement signed by such attorney-in-fact to the effect that this Power of Attorney has not been revoked as conclusive evidence of that fact.

This Power of Attorney and any non-contractual obligations arising out of or in connection with it shall be governed by, and interpreted in accordance with, English law.

The English courts shall have exclusive jurisdiction in relation to all disputes (including claims for set-off and counterclaim) arising out of or in connection with: (i) the creation, validity, effect, interpretation, performance or non-performance of, or the legal relationships established by, this Power of Attorney; and (ii) any non-contractual obligations arising out of or in connection with this Power of Attorney. For such purposes each party irrevocably submits to the jurisdiction of the English courts and waives any objection to the exercise of that jurisdiction.

IN WITNESS WHEREOF, this Power of Attorney has been duly executed as a DEED as of this 2nd day of September, 2020.

EXECUTED and DELIVERED as a	)
DEED by LIBERTY GLOBAL	)
Ventures LIMITED acting by	)
a director in the presence of:	)

/s/ Donna Ashong	/s/ Jeremy Evans
Witness	Director

Name: Donna Ashong	Jeremy Evans
Address: 25A Humes Avenue Hanwell, London W72LY